Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-206625) and on Form S-8 (File Nos. 333-197672 and 333-202903) of Pfenex Inc. of our report dated March 10, 2016, relating the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ HASKELL & WHITE LLP

San Diego, California

March 10, 2016